UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2009
Gen-Probe Incorporated
(Exact name of registrant as specified in its charter)

DELAWARE	001-31279	33-0044608
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10210 Genetic Center Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 410-8000
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement
SIGNATURES

Item 1.01. Entry Into A Material Definitive Agreement
     On October 6, 2009, Gen-Probe Incorporated (“Gen-Probe”) entered into a merger agreement with Prodesse, Inc., a privately-held Wisconsin corporation (“Prodesse”). Under the terms of the merger agreement, Gen-Probe will acquire Prodesse for approximately $60 million payable at closing, plus additional cash payments of up to an aggregate of $25 million in the event certain milestones set forth in the merger agreement are achieved. Upon consummation of the merger, Prodesse will become a wholly owned subsidiary of Gen-Probe.
     A portion of Gen-Probe’s closing payment will be set aside in an escrow fund. Subject to certain limitations, the escrow fund will be available for 18 months following the closing of the merger to indemnify Gen-Probe for various matters, including for breaches of representations and warranties and covenants by Prodesse included in the merger agreement. Gen-Probe also has the right to offset any indemnification claims against the milestone payments otherwise payable pursuant to the merger agreement.
     The merger agreement contains customary representations and warranties, covenants and termination rights. The transaction is subject to customary closing conditions.
     The merger has been approved by the boards of directors of both Gen-Probe and Prodesse. No vote of Gen-Probe stockholders is required in connection with the merger. The requisite Prodesse stockholder approval necessary to approve the merger has been obtained.
Forward Looking Statements
     This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report regarding the proposed acquisition of Prodesse and Gen-Probe’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the expected closing of the merger with Prodesse and Gen-Probe’s ability to satisfy any indemnification claims it may have out of the escrow fund or as a set-off to the milestone payments, if any. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Gen-Probe’s results to differ materially and adversely from the statements contained herein. Some of these risks, uncertainties and assumptions include but are not limited to: (i) the risks that the closing conditions of the acquisition may not be satisfied, that closing will not occur, or that the closing conditions may take longer to satisfy than anticipated, (ii) the risk that Gen-Probe will not successfully integrate Prodesse or achieve expected strategic or financial benefits, and (iii) facts relating to Prodesse that may affect timing, or strategic and other benefits of the proposed acquisition, are unknown to Gen-Probe. The foregoing list sets forth some, but not all, of the factors that could affect Gen-Probe’s ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties Gen-Probe faces and a discussion of its financial statements and related footnotes, see documents filed with the Securities and Exchange Commission, including the most recent annual report on Form 10-K and all subsequent periodic reports. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Gen-Probe undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GEN-PROBE INCORPORATED
Date: October 7, 2009	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary

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